                                                                     EXHIBIT 4.4



                              AMENDED AND RESTATED
                                 LOAN AGREEMENT


DATE:             October 21, 1997

PARTIES:    BORROWER:             EMPLOYEE SOLUTIONS, INC., an Arizona
                                  corporation

            BORROWER ADDRESS:     6225 North 24th Street
                                  Phoenix, Arizona 85016

            BANK: BANK ONE, ARIZONA, NA, a national banking association

            BANK ADDRESS:         P.O. Box  71
                                  Phoenix, Arizona  85001
                                  Attention: Mary Kennedy Martuscelli (AZ1-1178)


AGREEMENT: For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Borrower and Bank agree as follows:

1.       SCHEDULE OF TERMS.

         2. Commitment Amount: $20,000,000.00.

         3.1 Scheduled Commitment Expiration Date: August 1, 1999.

         3.1 and 5.1.6 Purpose of Advances: To provide financing for acquisitions, working capital, general corporate purposes and to issue letters of credit.

         3.2 Each of the following Persons acting alone is authorized to request
Advances:

             Roy Flegenheimer                            ________________________________
             Typed Name and Title (if any)               Sample Signature

             Morris Aaron                                ________________________________
             Typed Name and Title (if any)               Sample Signature

             John Prince                                 ________________________________
             Typed Name and Title (if any)               Sample Signature

         3.3.1 Modification Fee:                         $25,000.00.

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         3.3.2    Non-utilization fee rate:              .25%.

         3.3.3    Cash Secured Letters of Credit Fee:    .75%.

         3.3.4    Performance Letters of Credit Fee:     1.00%.

         3.3.5    Financial Letters of Credit Fee:       1.75%.

         5.1.5, 6.2, 6.3.1, and 6.3.2. Financial statements and accounting system requirements: Accrual Basis and GAAP.

         5.1.5    Fiscal year of Borrower:        From January 1 to December 31.

         6.3.1 Financial statements due within 45 days after the end of each fiscal quarter of Borrower.

                  Certification requirements: Borrower prepared financial statements.

                  Person(s) to sign financial statements on behalf of Borrower:
                  Morris Aaron, Chief Financial Officer.

         6.3.2 Financial statements due within 120 days after the end of each fiscal year of Borrower.

                  Certification requirements: Independent certified public accountant satisfactory to Bank to audit financial statements and deliver an unqualified opinion on the financial statements

                  Person(s) to sign financial statements on behalf of Borrower:
                  Morris Aaron, Chief Financial Officer.

         6.3.4 Covenant Compliance Certificate within 55 days after the end of each of the first three fiscal quarters of Borrower, and within 130 days after the end of the last fiscal quarter of Borrower.

2. DEFINITIONS. In this Agreement, the following terms shall have the following meanings:

"ADVANCE" means an advance by Bank to Borrower hereunder.

"AGREEMENT" means this Amended and Restated Loan Agreement as it may be amended, modified, extended, renewed, restated, or supplemented from time to time.


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"APPROVALS AND PERMITS" means each and all approvals, authorizations, bonds, consents, certificates, franchises, licenses, permits, registrations, qualifications, and other actions and rights granted by or filings with any Persons necessary, appropriate, or desirable for ownership or lease by Borrower of its assets and property or for the conduct of the business and operations of Borrower.

"BANK" means Bank One, Arizona, NA, a national banking association.

"BORROWER LOAN DOCUMENTS" means the Loan Documents executed or delivered by Borrower from time to time.

"COLLATERAL" means the property, interests in property, and rights to property securing any or all Obligations from time to time.

"COMMITMENT" means the agreement of Bank in SECTION 3.1 to make Advances and issue letters of credit pursuant to the terms and conditions herein.

"COMMITMENT AMOUNT" means the amount specified in SECTION 1.

"ERISA" means the Employee Retirement Income Security Act of 1974 and the regulations and published interpretations thereunder, as in effect from time to time.

"EVENT OF DEFAULT" has the meaning specified in the Note and the other Loan Documents.

"GAAP" means generally accepted accounting principles consistently applied.

"GOVERNMENTAL AUTHORITY" means any government, any court, and any agency, authority, body, bureau, department, or instrumentality of any government.

"LIEN OR ENCUMBRANCE" and "LIENS AND ENCUMBRANCES" mean, respectively, each and all of the following: (i) any lease or other right to use; (ii) any assignment as security, conditional sale, grant in trust, lien, mortgage, pledge, security interest, title retention arrangement, other encumbrance, or other interest or right securing the payment of money or the performance of any other liability or obligation, whether voluntarily or involuntarily created and whether arising by agreement, document, or instrument, under any law, ordinance, regulation, or rule (federal, state, or local), or otherwise; and (iii) any option, right of first refusal, other right to acquire, or other interest or right.

"LOAN DOCUMENTS" means this Agreement, the Note, and any other agreements, documents, or instruments from time to time evidencing, guarantying, securing, or otherwise relating to the Note, as they may be amended, modified, extended, renewed, or supplemented from time to time.


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"LOAN PARTY" means Borrower and each other Person that from time to time is or becomes obligated to Bank under any Loan Document or grants any Collateral.

"MATERIAL ADVERSE CHANGE" means any material change in the assets, business, financial condition, operations, prospects, or results of operations of any Loan Party or any other material event or condition that in the reasonable opinion of Bank (i) could materially affect the likelihood of performance by any Loan Party of any of the Obligations, (ii) could materially affect the ability of any Loan Party to perform any of the Obligations, (iii) could materially affect the legality, validity, or binding nature of any of the Obligations or any Lien or Encumbrance securing any of the Obligations, or (iv) could materially affect the priority of any Lien or Encumbrance securing any of the Obligations.

"NOTE" means the Amended and Restated Secured Promissory Note, dated of even date herewith, of Borrower payable to Bank, as it may be amended, modified, extended, renewed, restated, or supplemented from time to time.

"OBLIGATIONS" means the obligations of the Loan Parties under the Loan
Documents.

"PERMITTED EXCEPTIONS" means Liens and Encumbrances in favor of Bank, leases of Inventory to customers for fair consideration in the ordinary course of Borrower's business, Liens and Encumbrances shown on financial statements of Borrower delivered to Bank prior to the date of this Agreement, Liens and Encumbrances otherwise disclosed to Bank in writing prior to the date of this Agreement, and other Liens and Encumbrances consented to by Bank in writing from time to time in its absolute and sole discretion.

"PERSON" means a natural person, a partnership, a joint venture, an unincorporated association, a limited liability company, a corporation, a trust, any other legal entity, or any Governmental Authority.

"UNMATURED EVENT OF DEFAULT" means any condition or event that with notice, passage of time, or both would be an Event of Default.

3.       LOAN FACILITY.

         3.1 LOAN FACILITY. Subject to the terms and conditions of this Agreement, Bank agrees to make Advances to and issue letters of credit for Borrower from time to time on or before the Scheduled Commitment Expiration Date specified in SECTION 1, provided that the aggregate amount of Advances outstanding at any one time, together with the face amount of letters of credit shall not exceed the Commitment Amount. Advances shall be on a revolving basis. Advances prepaid may be re-borrowed subject to the terms and the conditions herein. Proceeds of Advances may be used only for the purposes described in
SECTION 1. Although the outstanding principal of the Note may be zero from time to time, the Loan Documents shall remain in full force and effect until the Commitment terminates


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and all Obligations are paid and performed in full. Upon occurrence of an Event of Default or an Unmatured Event of Default, Bank, in its absolute and sole discretion and without notice, may suspend the commitment to make Advances or issue letters of credit. In addition, upon occurrence of an Event of Default, Bank, in its absolute and sole discretion and without notice, may terminate the commitment to make Advances and issue letters of credit. The obligation of Borrower to repay Advances is evidenced by the Note.

         3.2 REQUEST FOR THE ADVANCES. Advances may be made by Bank at the oral or written request of the Person or Persons designated in SECTION 1. Such Person or Persons are hereby authorized by Borrower to request Advances and to direct disposition of the proceeds of Advances until written notice of the revocation of such authority is received from Borrower by Bank and Bank has had a reasonable time to act upon such notice. Bank shall have no duty to monitor for Borrower or to report to Borrower the use of proceeds of Advances. Advances shall be disbursed by Bank into an account of Borrower with Bank.

         3.3 FEES. As additional consideration for the Commitment, Borrower agrees to pay to Bank the following fees, which shall be earned by Bank on the date due under the Loan Documents and shall be non-refundable to Borrower:

                  3.3.1 MODIFICATION FEE. A modification fee in the amount set forth in SECTION 1, payable on or before the date hereof.

                  3.3.2 NON-UTILIZATION FEE. A non-utilization fee computed at the rate per annum (based on a 360-day year) set forth in SECTION 1 on the unused portion of the Commitment Amount, calculated from the date hereof and payable quarterly in arrears. The phrase, "unused portion of the Commitment Amount", means the average difference between (i) the Commitment Amount and (ii) the amount of Advances outstanding on each day during the respective quarter (including any portion of the Commitment Amount that is set aside for an issued letter of credit).

                  3.3.3 CASH SECURED LETTERS OF CREDIT FEE. A fee computed at the rate per annum (based on a 360-day year) set forth in SECTION 1 on the face amount of all cash secured letters of credit issued by Bank, calculated from the issuance date until the expiration date thereof and payable quarterly in arrears.

                  3.3.4 PERFORMANCE LETTERS OF CREDIT FEE. A fee computed at the rate per annum (based on a 360-day year) set forth in SECTION 1 on the face amount of all performance letters of credit issued by Bank, calculated from the issuance date until the expiration date thereof and payable quarterly in arrears.

                  3.3.5 FINANCIAL LETTERS OF CREDIT FEE. A fee computed at the rate per annum (based on a 360-day year) set forth in SECTION 1 on the face amount of all financial


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letters of credit issued by Bank, calculated from the issuance date until the expiration date thereof and payable quarterly in arrears.

                  3.3.6 ATTORNEYS' COSTS, EXPENSES, AND FEES. Reasonable attorneys' costs, expenses, and fees for Bank's counsel, payable on or before the date hereof.

         3.4 TERMINATION. Notwithstanding anything contained herein or in the Loan Documents to the contrary, Bank and Borrower agree that Borrower, at any time, may fully repay all sums due and owing to Bank and terminate this credit facility, provided, however, Borrower shall (a) be subject to any prepayment penalty set forth in the Note, and (b) shall remain obligated to pay the non-utilization fee described in Section 3.3.2 for the remaining quarterly period after any such termination, and (c) shall not be entitled to a refund of any fees previously paid to Bank.

         3.5 LETTERS OF CREDIT. As a subfeature under the Commitment, Bank agrees from time to time during the term thereof to issue letters of credit for the account of Borrower (each, a "Letter of Credit" and collectively, "Letters of Credit"); provided, however, that the form and substance of each Letter of Credit shall be subject to approval by Bank, in its sole discretion. Each Letter of Credit shall be issued for a term as designated by Borrower; provided, however, that no Letter of Credit shall have an expiration date subsequent to the maturity date of the Commitment. The undrawn amount of all Letters of Credit shall be reserved under the Commitment and shall not be available for borrowings thereunder. Each Letter of Credit shall be subject to the additional terms and conditions of the Letter of Credit Agreement and related documents, if any, required by Bank in connection with the issuance thereof (each, a "Letter of Credit Agreement" and collectively, "Letter of Credit Agreements"). Each draft paid by Bank under a Letter of Credit shall be deemed an Advance under the Commitment and shall be repaid by Borrower in accordance with the terms and conditions of the Loan Documents applicable to such advances; provided however, that if advances under the Commitment are not available, for any reason, at the time any draft is paid by Bank, then Borrower shall immediately pay to Bank the full amount of such draft, together with interest thereon from the date such amount is paid by Bank to the date such amount is fully repaid by Borrower, at the rate of interest applicable to advances under the Commitment. In such event Borrower agrees that Bank, in its sole discretion, with prior notice to Borrower, may debit any demand deposit account maintained by Borrower with Bank for the amount of any such draft. Borrower shall pay to Bank the fees set forth in Sections 3.3.3, 3.3.4, and 3.3.5 upon the issuance of each Letter of Credit. Borrower shall also pay to Bank any other fees upon the payment or negotiation by Bank of each draft under any Letter of Credit and upon the occurrence of any other activity with respect to any Letter of Credit (including, without limitation, the transfer, amendment or cancellation of any Letter of Credit) determined in accordance with Bank's standard fees and charges then in effect for such activity. Bank and Borrower hereby acknowledge and agree that all obligations of Borrower to repay draws under any Letter of Credit shall be secured by the Amended and Restated Security Agreement and shall constitute secured obligations


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under the Loan Documents. Notwithstanding anything to the contrary contained herein, in no event shall the aggregate of the face amount of all letters of credit issued hereunder and all Advances outstanding exceed the Commitment Amount.

4. CONDITIONS PRECEDENT TO EFFECTIVENESS OF THIS AGREEMENT, TO EFFECTIVENESS OF THE COMMITMENT, AND TO EACH ADVANCE. This Agreement and the Commitment shall become effective only upon satisfaction of the following conditions precedent and Bank shall be obligated to make an Advance when requested by Borrower only if the following conditions precedent are satisfied, as determined by Bank in its absolute and sole discretion.

         4.1 REPRESENTATIONS AND WARRANTIES ACCURATE. The representations and warranties by each Loan Party in the Loan Documents are correct on and as of the date of this Agreement and on and as of the date of each Advance, before and after giving effect to such Advance and to the application of the proceeds thereof, as though made on and as of such date.

         4.2 DOCUMENTS. Bank has received on the date of this Agreement the Loan Documents, which shall include all agreements, documents, and instruments specified by Bank. In addition, Bank has received a recent audit performed by Arthur Andersen to Bank's satisfaction.

         4.3 PAY DOWN. All outstanding Advances as of the date hereof shall be repaid in full and the outstanding principal balance of the Note as of the date hereof shall be reduced to zero.

         4.4 PARTICIPATION. Bank has entered into an amended and restated participation agreement with The First National Bank of Chicago, whereby Bank agrees to sell, and The First National Bank of Chicago agrees to purchase an undivided 50% in this credit facility.

Borrower hereby authorizes Bank, and Bank reserves the right in its absolute and sole discretion, to verify any documents and information submitted to Bank in connection with this Agreement. Bank may elect, in its absolute and sole discretion, to waive any of the foregoing conditions precedent. Any such waiver shall be effective only if (i) it is in writing executed by Bank, (ii) it specifically identifies the condition precedent, and (iii) it states whether the condition precedent is waived as a requirement of the effectiveness of this Agreement, the effectiveness of the Commitment, and/or as a requirement for a particular Advance. Any such waiver shall be limited to the condition(s) precedent specifically described therein and the requirements therein. Delay or failure by Bank to insist on satisfaction of any condition of an Advance shall not be a waiver of such condition precedent or any other condition precedent. If Borrower is unable to satisfy any condition precedent of an Advance, the making of such Advance shall not preclude Bank


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from thereafter declaring the condition or event causing such inability to be an
Event of Default.

5.       BORROWER REPRESENTATIONS AND WARRANTIES.

         5.1 CLOSING REPRESENTATIONS AND WARRANTIES. Borrower represents and warrants to Bank as of the date of this Agreement:

                  5.1.1 CORPORATE, LIMITED LIABILITY COMPANY, OR PARTNERSHIP EXISTENCE AND AUTHORIZATION. If Borrower is a corporation, a limited liability company, or a partnership, Borrower is validly existing, and in the case of a corporation or limited liability company is in good standing, under the laws of the jurisdiction of its formation or organization and has the requisite power and authority to execute, deliver, and perform the Borrower Loan Documents. The execution, delivery, and performance by Borrower of the Borrower Loan Documents have been duly authorized by all requisite action by or on behalf of Borrower and will not conflict with, or result in a violation of or a default under, the certificate of incorporation and bylaws, the limited liability company operating agreement, or the partnership agreement of Borrower, as the case may be. If Borrower is not formed or organized under the law of the State of Arizona, Borrower is qualified to do business as a foreign corporation, limited liability company, or partnership, as the case may be, and in the case of a corporation or limited liability company is in good standing, under the law of the State of Arizona.

                  5.1.2 NO APPROVALS. No approval, authorization, bond, consent, certificate, franchise, license, permit, registration, qualification, or other action or grant by or filing with any Person is required in connection with the execution, delivery, or performance by Borrower of the Borrower Loan Documents.

                  5.1.3 NO CONFLICTS. The execution, delivery, and performance by Borrower of the Borrower Loan Documents will not conflict with, or result in a violation of or a default under: any applicable law, ordinance, regulation, or rule (federal, state, or local); any judgment, order, or decree of any arbitrator, other private adjudicator, or Governmental Authority to which Borrower is a party or by which Borrower or any of the assets or property of Borrower is bound; any of the Approvals or Permits; or any agreement, document, or instrument to which Borrower is a party or by which Borrower or any of the assets or property of Borrower is bound.

                  5.1.4 EXECUTION AND DELIVERY AND BINDING NATURE OF BORROWER LOAN DOCUMENTS. The Borrower Loan Documents have been duly executed and delivered by or on behalf of Borrower. The Borrower Loan Documents are legal, valid, and binding obligations of Borrower, enforceable in accordance with their terms against Borrower, except as such enforceability may be limited by bankruptcy, insolvency, moratorium, reorganization, or similar laws and by equitable principles of general application.


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                  5.1.5 ACCURATE INFORMATION. All information in any loan
application, financial statement, certificate, or other document and all other information delivered by or on behalf of Borrower to Bank in obtaining the Commitment is correct and complete, and there are no omissions therefrom that result in any such information being incomplete, incorrect, or misleading as of the date thereof. There has been no Material Adverse Change as to Borrower since the date of such information. All financial statements heretofore delivered to Bank by Borrower were prepared in accordance with the requirements set forth in
SECTION 1 and accurately present the financial condition and results of operations of Borrower as at the dates thereof and for the periods covered thereby. The fiscal year of Borrower is as set forth in SECTION 1.

                  5.1.6 PURPOSE OF ADVANCES. The purpose of the Advances is as set forth in SECTION 1.

                  5.1.7 LEGAL PROCEEDINGS; HEARINGS, INQUIRIES, AND INVESTIGATIONS. Except as disclosed to Bank in writing prior to the date of this Agreement, (i) no legal proceeding is pending or, to best knowledge of Borrower, threatened before any arbitrator, other private adjudicator, or Governmental Authority to which Borrower is a party or by which Borrower or any assets or property of Borrower may be bound or affected that if resolved adversely to Borrower could result in a Material Adverse Change, and to the best knowledge of Borrower, there exist no facts that would form any basis for any of the foregoing, and (ii) no hearing, inquiry, or investigation relating to Borrower or any assets or property of Borrower is pending or, to the best knowledge of Borrower, threatened by any Governmental Authority.

                  5.1.8 NO EVENT OF DEFAULT OR UNMATURED EVENT OF DEFAULT. No Event of Default and no Unmatured Event of Default has occurred and is continuing.

                  5.1.9 APPROVALS AND PERMITS; ASSETS AND PROPERTY. Borrower has obtained and there are in full force and effect all material Approvals and Permits. Borrower owns or leases all assets and property necessary for conduct of the business and operations of Borrower. Such assets and property are not subject to any Liens and Encumbrances, other than Permitted Exceptions.

                  5.1.10 TAXES. Borrower has filed or caused to be filed all tax returns (federal, state, and local) required to be filed by Borrower and has paid all taxes and other amounts shown thereon to be due (including, without limitation, any interest and penalties).

                  5.1.11 ERISA. Borrower is in compliance with ERISA in all material respects. No Reportable Event or Prohibited Transaction (as defined in ERISA) or termination of any plan has occurred and no notice of termination has been filed with respect to any plan established or maintained by Borrower and subject to ERISA. Borrower has not incurred any material funding deficiency within the meaning of ERISA or any


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material liability to the Pension Benefit Guaranty Corporation in connection with any such plan established or maintained by Borrower. Borrower is not a party to any Multiemployer Plan (as defined in ERISA).

                  5.1.12 ENVIRONMENTAL MATTERS. The information in any environmental questionnaire delivered to Bank is accurate and complete with no material omissions therefrom as of the date thereof. To the best knowledge of Borrower after due investigation, Borrower is in compliance in all material respects with all environmental, all health, and all safety laws, ordinances, regulations, and rules (federal, state, and local) applicable to Borrower, the assets or property of Borrower, the business or operations of Borrower, or the products or services of Borrower. Borrower does not have any material existing or contingent liability in connection with any disposal, generation, manufacture, processing, production, release, storage, transportation, treatment, or use of any hazardous or toxic substance or waste.

                  5.1.13 INVESTMENT COMPANY ACT. Borrower is not an "investment company" or a company controlled by an "investment company" within the meaning of the Investment Company Act of 1940, as amended. Borrower is not a "holding company" within the meaning of the Public Utility Holding Company Act of 1935, as amended.

                  5.1.14 MARGIN SECURITIES. Borrower is not engaged in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulation U issued by the Board of Governors of the Federal Reserve System), and no proceeds of Advances will be used to purchase or carry any margin stock or extend credit to others for the purpose of purchasing or carrying margin stock or for any purpose that violates or is inconsistent with Regulation X of the Board of Governors.

         5.2 REPRESENTATIONS AND WARRANTIES UPON REQUESTS FOR ADVANCES. Each request for an Advance shall be a representation and warranty by Borrower to Bank that the representations and warranties in this SECTION 5 are correct and complete as of the date of the Advance and that the conditions precedent in
SECTION 4 are satisfied as of the date of the Advance.

         5.3 REPRESENTATIONS AND WARRANTIES UPON DELIVERY OF FINANCIAL STATEMENTS, DOCUMENTS, AND OTHER INFORMATION. Each delivery by Borrower to Bank of financial statements, other documents, or information after the date of this Agreement (including, without limitation, any documents and information delivered in obtaining an Advance) shall be a representation and warranty that such financial statements, other documents, or information is correct and complete, that there are no omissions therefrom that result in such financial statements, other documents, or information being incomplete, incorrect, or misleading as of the date thereof, and that such financial statements accurately present the financial condition and results of operations of Borrower as at the dates thereof and for the periods covered thereby.


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6.       BORROWER AFFIRMATIVE COVENANTS.  Until the Commitment terminates in full and until the Obligations are paid and performed in full, Borrower agrees that, unless Bank otherwise agrees in writing in Bank's absolute and sole discretion:

         6.1 CORPORATE, LIMITED LIABILITY COMPANY, OR PARTNERSHIP EXISTENCE. If Borrower is a corporation, a limited liability company, or a partnership, Borrower shall continue to be validly existing, and in the case of a corporation or a limited liability company in good standing, under the law of the jurisdiction of its organization or formation. If Borrower is not formed or organized under the laws of the State of Arizona, Borrower shall continue to be qualified to do business as a foreign corporation, limited liability company, or partnership, as the case may be, and in the case of a corporation or limited liability company to be in good standing, under the law of the State of Arizona.

         6.2 BOOKS AND RECORDS; ACCESS BY BANK. Borrower will maintain a single, standard, modern system of accounting, in accordance with the requirements in
SECTION 1 (including, without limitation, a single, complete, and accurate set of books and records of its assets, business, financial condition, operations, property, prospects, and results of operations) in accordance with good accounting practices. During business hours Borrower will give representatives of Bank access to all assets, property, books, records, and documents of Borrower and will permit such representatives to inspect such assets and property and to audit, copy, examine, and make excerpts from such books, records, and documents.

         6.3 INFORMATION AND STATEMENTS. Borrower shall furnish to Bank:

                  6.3.1 FISCAL PERIOD FINANCIAL STATEMENTS. As soon as available and in any event within the number of days set forth in SECTION 1 after the end of each fiscal period of Borrower set forth in SECTION 1, except the last period in each fiscal year of Borrower, copies of the balance sheet of Borrower and each subsidiary of Borrower as of the end of such fiscal period and statements of income and retained earnings and a statement of cash flow of Borrower for such fiscal period and for the portion of the fiscal year of Borrower ending with such fiscal period, on a consolidated basis in consolidating form for Borrower and each subsidiary of Borrower, in each case setting forth in comparative form the figures for the corresponding period for the preceding fiscal year, all in reasonable detail, prepared in accordance with the requirements in SECTION 1, containing the certifications specified in SECTION 1, and signed on behalf of Borrower by the person(s) named in SECTION 1.

                  6.3.2 ANNUAL FINANCIAL STATEMENTS. As soon as available and in any event within the number of days set forth in SECTION 1 after the end of each fiscal year of Borrower, copies of the balance sheet of Borrower as of the end of such fiscal year and statements of income and retained earnings and a statement of cash flow of Borrower for such fiscal year, on a consolidated basis in consolidating form for Borrower and any subsidiary of Borrower, in each case setting forth in comparative form the figures for the


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
preceding fiscal year of Borrower, all in reasonable detail and prepared in accordance with the requirements in SECTION 1, containing the certifications specified in SECTION 1, and signed on behalf of by the person(s) named in
SECTION 1.

                  6.3.3 SEC FILINGS. Promptly upon their becoming available, copies of all registration statements and regular periodic reports, if any, which Borrower shall have filed with the Securities and Exchange Commission (or any governmental agency substituted therefor) or any national securities exchange.

                  6.3.4 COVENANT COMPLIANCE CERTIFICATE. Within the number of days set forth in SECTION 1 after the end of each fiscal quarter of Borrower, a covenant compliance certificate prepared by Borrower and reviewed by a CPA acceptable to Bank according to procedures agreed to by Bank, certifying Borrower's compliance with all financial covenants set forth herein, in form and substance reasonably acceptable to the Bank.

                  6.3.5 INSURANCE SUBSIDIARIES. Promptly upon their becoming available, copies of all statutory statements for any insurance subsidiary on an annual basis, together with any actuarial opinions provided to Borrower for regulatory purposes on any insurance subsidiary.

                  6.3.6 WORKERS' COMPENSATION RESERVE REPORT. As soon as available, and in any event within ninety (90) days after the end of the second and fourth fiscal quarter of Borrower, the Workers' Compensation Report for Borrower prepared by an actuary acceptable to Bank.

                  6.3.7 OTHER INFORMATION. Such other information concerning Borrower and the assets, business, financial condition, operations, property, prospects, and results of operations of Borrower as Bank reasonably requests from time to time.

         6.4 LAW; JUDGMENTS; MATERIAL AGREEMENTS; APPROVALS AND PERMITS. Borrower shall comply in all material respects with all laws, ordinances, regulations, and rules (federal, state, and local) and all judgments, orders, and decrees of any arbitrator, other private adjudicator, or Government Authority relating to Borrower or the assets, business, operations, or property of Borrower. Borrower shall comply in all material respects with all material agreements, documents, and instruments to which Borrower is a party or by which Borrower or any of the assets or property of Borrower is bound or affected. Borrower shall obtain and maintain in full force and effect all Approvals and Permits and shall comply with all conditions and requirements of all material Approvals and Permits.

         6.5 TAXES AND OTHER INDEBTEDNESS. Borrower will pay and discharge (i) before delinquency all taxes, assessments, and governmental charges or levies ("Impositions") imposed upon it, upon its income or profits, or upon any of its assets or property, (ii) when due all lawful claims (including, without limitation, claims for labor, materials, and supplies), that, if unpaid, might become a Lien or Encumbrance upon any of its assets or property, and (iii) when due all its other indebtedness, provided, however, Borrower shall have the right before any delinquency occurs to contest or object to the amount or validity of any Imposition by appropriate proceedings, but this shall not be deemed or construed in any way as relieving, modifying, or extending Borrower's covenant to pay any such Imposition, unless Borrower has given prior written notice to Bank of Borrower's intent to so contest or object to an Imposition, and unless, in Bank's absolute and sole discretion, (i) Borrower shall demonstrate to Bank's satisfaction that the proceedings to be initiated by Borrower shall conclusively operate to prevent the sale of the Collateral or any part thereof or interest therein to satisfy such Imposition. Notwithstanding the preceding, Borrower shall not be required to notify Bank, and Bank shall not have any review rights with respect to any Imposition involving an amount in controversy of $500,000.00 or less.

         6.6 ASSETS AND PROPERTY. Borrower will maintain, keep, and preserve all of its assets and property (tangible and intangible) necessary or useful in the proper conduct of its business and operations in good working order and condition, ordinary wear and tear excepted.

         6.7 INSURANCE. In addition to any insurance required under any of the other Loan Documents, Borrower shall maintain workmen's compensation insurance, general liability insurance, insurance on its assets and property now or hereafter owned, and such other forms of insurance as is customary in the industry of Borrower, against such casualties, risks, and contingencies, in such amounts, and with such insurance companies as are satisfactory to Bank, in its reasonable discretion. Borrower shall deliver to Bank from time to time as Bank may request, schedules setting forth all insurance then in effect and copies of the policies.

         6.8 ENVIRONMENTAL LAWS. Without limiting the generality of SECTION 6.4, Borrower shall comply with all environmental, all health, and all safety laws, ordinances, regulations, and rules (federal, state, local, and foreign) applicable to Borrower, the business or operations of Borrower, the assets or property of Borrower, or the products or services of Borrower. Borrower may use and store for its own use hazardous or toxic substances. Borrower shall not dispose of, generate, manufacture, process, produce, release, transport, or treat or otherwise store or use any hazardous or toxic substances or wastes. Borrower shall notify Bank immediately of any environmental inquiry or claim from any Governmental Authority or other Person relating to Borrower or any assets, property, business, operations, product, or service of Borrower.

         6.9 ERISA. Borrower will fund each Defined Benefit Plan and Defined Contribution Plan (as such terms are defined in ERISA) so that there is never an Accumulated Funding Deficiency (as defined in SECTION 412 of the Internal Revenue Code of 1986, as amended).

         6.10 FURTHER ASSURANCES. Borrower shall promptly execute, acknowledge, and deliver and, as appropriate, cause to be duly filed and recorded such additional agreements, documents, and instruments and do or cause to be done such other acts as Bank may reasonably request from time to time to better assure, perfect, preserve, and protect the interest of Bank in the Collateral and the rights and remedies of Bank under the Loan Documents.

         6.11 COSTS AND EXPENSES OF BORROWER'S PERFORMANCE OF COVENANTS AND SATISFACTION OF CONDITIONS. Borrower will perform all of its obligations and satisfy all conditions under the Loan Documents at its sole cost and expense.

         6.12 FINANCIAL COVENANTS. Except as otherwise noted, all capitalized terms in this SECTION 6.12 not defined in this Agreement shall have the meanings determined in accordance with GAAP. On a consolidated basis, Borrower shall maintain:

                  6.12.1 CURRENT RATIO. A minimum current ratio, calculated by dividing Borrower's current assets by Borrower's current liabilities, of 1.30 to
1.00. For purposes of this calculation, this credit facility will be considered a current liability except the portion which was used for cash acquisitions.

                  6.12.2 MINIMUM NET WORTH. Minimum Net Worth of the amounts indicated for the end of each period specified below:

                           Period                             Amount
                           ------                             ------
                           Fiscal quarter ending
                           June 30, 1997                      $45,000,000.00

                           Each and every fiscal              $45,000,000.00 increasing by 75%
                           quarter thereafter                 of Net Income for the quarter plus
                                                              100% of any additional net equity
                                                              amounts raised by Borrower.

"Net Worth" is defined according to GAAP.

                  6.12.3 TOTAL DEBT TO EBITDA. Total Debt divided by EBITDA not at any time greater than 4.00 to 1.00, with "Total Debt" defined as the sum of Total Funded Debt, letters of credit, and $7,000,000.00 minus unrestricted cash and investments on the balance sheet. "EBITDA" is defined as net profit before tax plus interest expense (net of capitalized interest expense), depreciation expense and amortization expense. This covenant shall be tested as of the end of each fiscal quarter, commencing for the fiscal quarter ending December 31, 1997, for such fiscal quarter and the immediately preceding three (3) fiscal quarters taken as a whole. In addition, pro forma EBITDA of all companies acquired by

Borrower from time to time shall be included in the calculation of this covenant, provided pro forma EBITDA shall be substantiated by audited financial statements or other financial statements acceptable to Bank.

                  6.12.4 TOTAL SENIOR DEBT. Total Senior Debt divided by EBITDA not at any time greater than 2.00 to 1.00, with "Total Senior Debt" defined as the aggregate outstanding secured indebtedness of Borrower, including this Commitment. This covenant shall be tested at the end of each fiscal quarter, commencing for the first fiscal quarter ending December 31, 1997, for such fiscal quarter and the immediately preceding three (3) fiscal quarters taken as a whole. In addition, pro forma EBITDA of all companies acquired by Borrower from time to time shall be included in the calculation of this covenant, provided proforma EBITDA shall be substantiated by audited financial statements or other financial statements acceptable to Bank.

         6.13 ADDITIONAL GUARANTORS. Borrower will take such action, and will cause each of its subsidiaries, excluding Camelback Insurance Ltd. and any other insurance subsidiaries approved by Bank from time to time, to take such action, from time to time as shall be necessary to ensure that all subsidiaries of Borrower are guarantors of this credit facility. Such additional guarantors shall execute Bank's form of guaranty.

7. BORROWER NEGATIVE COVENANTS. Until the Commitment terminates in full and until the Obligations are paid and performed in full, Borrower agrees that, unless Bank otherwise agrees in Bank's absolute and sole discretion:

         7.1 CORPORATE, LIMITED LIABILITY COMPANY, AND PARTNERSHIP RESTRICTIONS. If Borrower is a corporation, a limited liability company, or a partnership, Borrower shall not issue any capital stock or other securities of or any limited liability company interest or partnership interest in Borrower or grant any option, right-of-first-refusal, warrant, or other right to purchase any capital stock or other securities of or any limited liability company interest or partnership interest in Borrower without Bank's consent, excluding, however, (i) stock option plans for Borrower, and (ii) the issuance of stock in connection with an Acquisition described in SECTION 7.5 below. Borrower shall not be dissolved or liquidated. Borrower shall not amend, modify, restate, supplement, or terminate its certificate of incorporation or bylaws, its limited liability company operating agreement, or its partnership agreement, as the case may be, without Bank's consent. If a corporation, Borrower shall not reorganize itself or consolidate with or merge into any other corporation or permit any other corporation to be merged into Borrower. If a limited liability company, Borrower shall not consolidate or merge with any corporation, any other limited liability company, or any other legal entity.

         7.2 CHANGE IN OR REACQUISITION OF OWNERSHIP INTERESTS IN BORROWER. In addition to any requirement in any other Loan Document, if Borrower is a corporation, a limited liability company, or a partnership, Borrower will not repurchase any capital stock of or any limited liability company interest or partnership interest in Borrower or any option, right-of-first refusal, warrant or other right to purchase any capital stock or other securities of or any limited liability company interest or partnership interest in Borrower, excluding, however, the repurchase of capital stock in connection with an Acquisition described in SECTION 7.5 below.

         7.3 NAME, FISCAL YEAR, ACCOUNTING METHOD, AND LINES OF BUSINESS. Borrower shall not change its name, fiscal year, or method of accounting. Borrower shall not directly or indirectly, engage in any business other than the line(s) of business in which Borrower is engaged on the date of this Agreement, discontinue any existing line(s) of business, or substantially alter its method of doing business.

         7.4 LOANS, INVESTMENTS, GUARANTIES, SUBORDINATIONS. Without Bank's consent, and except as provided herein, Borrower shall not directly or indirectly (i) make any loan or advance to any other Person in excess of $250,000.00, (ii) purchase or otherwise acquire any capital stock or other securities of any other Person except as set forth in SECTION 7.5, any limited liability company interest or partnership interest in any other Person, or any warrants or other options or rights to acquire any capital stock or securities of any other Person or any limited liability company interest or partnership interest in any other Person, (iii) make any capital contribution to any other Person, (iv) otherwise invest in or acquire any interest in any other Person,
(v) guaranty or otherwise become obligated in respect of any indebtedness of any other Person, (vi) subordinate any claim against or obligation of any other Person to Borrower to any other indebtedness of such Person, or (vii) create, incur, assume or permit to exist any secured indebtedness or liabilities (except for purchase money not in excess of $3,000,000.00 in the aggregate) resulting from borrowings, loans or advances, matured or unmatured, liquidated or unliquidated, joint or several, except (a) the liabilities of Borrower to Bank, and (b) any other liabilities of Borrower existing as of, and disclosed to Bank as of the date hereof.

         7.5 ACQUISITION OR DISPOSITION OF ALL OR SUBSTANTIALLY ALL ASSETS. Borrower shall not acquire by purchase, lease, or otherwise all or substantially all the assets of any other Person. Borrower shall not sell, transfer, lease, or otherwise dispose of all or any substantial part of the assets, business, operations, or property of Borrower. Notwithstanding the preceding, Borrower shall have the right to acquire all or substantially all of the assets or stock of any other Person (an "Acquisition") provided, however, (a) any individual Acquisition shall not exceed $10,000,000.00 and shall not exceed five times EBITDA, and (b) any Acquisition whereby Borrower will assume workers' compensation liabilities of $1,000,000.00 or more shall require the prior written consent of Bank.

         7.6 NEGATIVE PLEDGE. Except for Permitted Exceptions, Borrower shall not grant or suffer to exist any Lien or Encumbrance upon any assets or property of Borrower.

         7.7 DIVIDENDS AND OTHER DISTRIBUTIONS. Borrower will not, without the prior written consent of Bank in its absolute and sole discretion, declare, make, order, authorize, or pay, directly or indirectly: (a) any dividend or other distribution on or on account of any shares of any class of capital stock of Borrower now or hereafter outstanding; (b) any management fee to an officer or director of Borrower; (c) any loans to shareholders of Borrower in excess of $250,000.00; or (d) any purchase, redemption, retirement, or other acquisition of any shares of any class of capital stock of Borrower now or hereafter outstanding or of any warrants or rights to purchase any such stock or partnership interest.

         7.8 CAMELBACK INSURANCE LTD. Borrower will not retain any funds or assets in Camelback Insurance Ltd. except: (a) funds that are held in trust accounts for claim reserves or otherwise held to pay prior claims, (b) funds for current operations not to exceed $500,000, and (c) as required by law and regulation, including, without limitation, capital and liquidity requirements. In addition, Borrower shall provide to Bank financial reporting information as part of its compliance certificate reference in SECTION 6.3.4 of this Agreement describing the funds and accounts maintained in Camelback Insurance Ltd.

8. BANK'S OBLIGATIONS TO BORROWER ONLY. The obligations of Bank under this Agreement are for the benefit of Borrower only. No other Person shall have any rights hereunder or be a third-party beneficiary hereof.

9. PROVISIONS IN THE NOTE GOVERN THIS AGREEMENT. This Agreement is subject to certain terms and provisions in the Note, to which reference is made for a statement of such terms and provisions.

10. COUNTERPART EXECUTION. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same document. Signature pages may be detached from the counterparts and attached to a single copy of this Agreement to physically form one document.

11.      OBLIGATIONS.

         11.1 NATURE OF OBLIGATIONS. The action of Borrower and the requests, notices, reports and other materials submitted by Borrower shall bind all of the Borrower.

         11.2 DIRECT OBLIGATIONS; WAIVERS. Borrower represents, warrants, covenants and agrees as follows:

                  (a) Bank may enforce any Loan Document against any Collateral without first having sought enforcement of any Loan Documents against Borrower or any other Loan Party or any other Collateral.

                  (b) The Obligations shall not be affected by any of the following: (i) the bankruptcy, disability, dissolution, incompetence, insolvency, liquidation, or reorganization of any Loan Party; (ii) any defense of any or all other Loan Parties to payment or performance of any or all obligations or enforcement of any and all Liens and Encumbrances; (iii) the discharge, modification of the terms of, reduction in the amount of, or stay of enforcement of any or all Liens and Encumbrances or any or all Obligations in any bankruptcy, insolvency, reorganization, or other legal proceeding or by law, ordinance, regulation, or rule (federal, state, or local); (iv) the cessation of liability of any or all other Loan Parties or any or all Obligations; (v) any claim or dispute by any other Loan Party concerning the occurrence of an Event of Default, performance of any Obligations, or any other matter.

                  (c) Bank may do the following acts or omissions from time to time without notice to or consent of Borrower and without receiving payment or other value, nor shall the following acts or omissions affect, delay or impair any of the Obligations or any or all Liens and Encumbrances: (i) obtain Collateral or additional Collateral; (ii) substitute for any or all Collateral regardless of whether the same type or greater or lesser value; (iii) release Borrower or any or all Collateral; (iv) compromise, delay enforcement, fail to enforce, release, settle or waive any rights or remedies of Bank as to Borrower or all Collateral; (v) sell or otherwise dispose of any Collateral in accordance with the Loan Documents and in such manner or order as Bank determines; (vi) fail to perfect, fail to protect the priority of, and fail to ensure any or all Liens or Encumbrances; (vii) fail to inspect, insure, maintain, preserve or protect any or all Collateral; (viii) obtain additional obligors for any or all Obligations; (ix) increase or decrease any or all obligations or otherwise change terms of any or all obligations; (x) release any Loan Party; (xi) compromise, delay enforcement, fail to enforce, release, settle or waive any obligations of any Loan Party with the agreement of that Loan Party; (xii) make advances, or grant other financial accommodations for any Loan Party; (xiii) fail to file or pursue a claim in any bankruptcy, insolvency, reorganization or other proceeding as to any or all liens and encumbrances or any or all obligations; (xiv) amend, modify, extend, renew, restate, supplement or terminate in whole or in part the obligation of any Loan Party with the agreement of that Loan Party; (xv) take or fail to take any other action with respect to any Loan Document or Loan Party; and (xvi) do any other acts or make any other omissions that result in the extinguishment of the obligation of any Loan Party.

                  (d) Borrower waives any and all rights and benefits under Arizona Revised Statutes Sections 12-1641, 12-1642, 12-1643, 12-1644, 44-142,
47-3606, 16 A.R.S. Rules of Civil Procedure Rule 17(f) and any other similar or replacement statutes or rules now or hereafter in effect and any other statutes or rules now or hereafter in effect that purport to confer specific rights upon or make specific defenses or procedures available to Borrower. To the extent that the laws of any other jurisdiction may be applicable to Borrower, Borrower waives any and all such laws that may conflict with or limit the obligations of Borrower under the Loan Documents.

                  (e) Borrower waives any rights that require Bank, and Bank shall have no obligation to, provide to Borrower any information concerning the performance of any other Borrower, the Obligations, or the ability of any other Borrower to perform the Obligations or any other matter, regardless of what information Bank may from time to time have.

                  (f) Borrower waives, and agrees not to claim or assert any and all present and future claims, remedies and rights against any other Borrower or any other Loan Party, the Collateral and any other property, interest in property or rights to property of any other Loan Party (i) arising from any performance hereunder, (ii) arising from any application of any Collateral, or any other property, interest in property or rights to property of Borrower, or
(iii) otherwise arising in respect of the Loan Documents, regardless of whether such claims, remedies and rights arise under any present or future agreement, document or instrument or are provided by any law, ordinance, regulation or rule (federal, state or local) (including, without limitation, any and all rights of contribution, exoneration, indemnity, reimbursement, and subrogation and any and all rights to participate in the rights and remedies of Bank, against any Loan Party).

12. AMENDMENT AND RESTATEMENT. This Agreement amends and restates that certain Loan Agreement dated August 1, 1996, by and between Bank and Borrower, as modified pursuant to that certain Modification Agreement dated October 15, 1996, as modified pursuant to that certain Second Modification Agreement dated February 19, 1997, as further modified pursuant to that Third Modification Agreement dated June 30, 1997.

DATED as of the date first above stated.

                                       EMPLOYEE SOLUTIONS, INC., an Arizona
                                       corporation

                                       By: /s/
                                           ________________________________
                                       Name: ______________________________
                                       Title: _____________________________

                                                                      "Borrower"

                                       BANK ONE, ARIZONA, NA, a national banking association

                                       By: /s/
                                           ________________________________
                                       Name: ______________________________
                                       Title: _____________________________

                                                                          "Bank"

                      CONSENT AND AGREEMENT OF GUARANTOR(S)


         With respect to the Amended and Restated Loan Agreement dated October 21, 1997 ("Agreement"), between Employee Solutions, Inc., an Arizona corporation ("Borrower"), and Bank One, Arizona, NA, a national banking association ("Bank"), the undersigned (individually and, if more than one, collectively "Guarantor") agrees for the benefit of Bank as follows:

         1. Guarantor acknowledges (i) receiving a copy of and reading the Agreement, (ii) the accuracy of the Recitals in the Agreement, and (iii) the effectiveness of (A) the Continuing Guaranty of Payment dated August 1, 1996, or any later date ("Guaranty"), by the undersigned for the benefit of Bank, as modified herein, and (B) any other agreements, documents, or instruments securing or otherwise relating to the Guaranty (including, without limitation, any arbitration resolution and any environmental certification and indemnity agreement previously executed and delivered by the undersigned), as modified herein. The Guaranty and such other agreements, documents, and instruments, as modified herein, are referred to individually and collectively as the "Guarantor Documents". All capitalized terms used herein and not otherwise defined shall have the meaning given to such terms in the Agreement.

         2. Guarantor consents to the modification of the Loan Documents and all other matters in the Agreement.

         3. Guarantor fully, finally, and forever releases and discharges Bank and its successors, assigns, directors, officers, employees, agents, and representatives from any and all actions, causes of action, claims, debts, demands, liabilities, obligations, and suits of whatever kind or nature, in law or equity, that Guarantor has or in the future may have, whether known or unknown, arising from events occurring prior to the date hereof and in respect of the Loan, the Loan Documents, the Guarantor Documents, or the actions or omissions of Bank in respect of the Loan, the Loan Documents, or the Guarantor Documents.

         4. Guarantor agrees that all references, if any, to the Note, the Credit Agreement, the Deed of Trust, the Security Documents, and the Loan Documents in the Guarantor Documents shall be deemed to refer to such agreements, documents, and instruments as modified by the Agreement.

         5. Guarantor reaffirms the Guarantor Documents and agrees that the Guarantor Documents continue in full force and effect and remain unchanged, except as specifically modified by this Consent and Agreement of Guarantor(s). Any property or rights to or interests in property granted as security in the Guarantor Documents shall remain as security for the Guaranty and the obligations of Guarantor in the Guaranty.

         6. Guarantor represents and warrants that the Loan Documents, as modified by the Agreement, and the Guarantor Documents, as modified by this Consent and Agreement of Guarantor(s), are the legal, valid, and binding obligations of Borrower and the undersigned, respectively, enforceable in accordance with their terms against Borrower and the undersigned, respectively.

         7. Guarantor represents and warrants that Guarantor has no claims, counterclaims, defenses, or off sets with respect to the enforcement against Guarantor of the Guarantor Documents.

         8. Guarantor represents and warrants that there has been no material adverse change in the financial condition of any Guarantor from the most recent financial statement received by Bank.

         9. Guarantor agrees that this Consent and Agreement of Guarantor(s) may be executed in one or more counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same document. Signature and acknowledgment pages may be detached from the counterparts and attached to a single copy of this Consent and Agreement of Guarantor(s) to physically form one document.

DATED as of the date of the Agreement.

                                      LOGISTICS PERSONNEL CORP., a Nevada
                                      corporation

                                      By: /s/
                                          ______________________________________
                                      Name: ____________________________________
                                      Title: ___________________________________


                                      EMPLOYEE SOLUTIONS OF TEXAS, INC., a Texas
                                       corporation

                                      By: /s/
                                          ______________________________________
                                      Name: ____________________________________
                                      Title: ___________________________________

                                      EMPLOYEE SOLUTIONS-EAST INC., a Georgia
                                      corporation

                                      By: /s/
                                          ______________________________________
                                      Name: ____________________________________
                                      Title: ___________________________________


                                      EMPLOYEE SOLUTIONS - MIDWEST, INC., a
                                      Michigan corporation

                                      By: /s/
                                          ______________________________________
                                      Name: ____________________________________
                                      Title: ___________________________________


                                      ESI AMERICA, INC., a Nevada corporation

                                      By: /s/
                                          ______________________________________
                                      Name: ____________________________________
                                      Title: ___________________________________


                                      ESI-MIDWEST, INC., a Nevada corporation

                                      By: /s/
                                          ______________________________________
                                      Name: ____________________________________
                                      Title: ___________________________________


                                      EMPLOYEE SOLUTIONS OF CALIFORNIA, INC., a
                                      Nevada corporation

                                      By: /s/
                                          ______________________________________
                                      Name: ____________________________________
                                      Title: ___________________________________

                                      EMPLOYEE SOLUTIONS - OHIO, INC.,
                                      an Indiana corporation, formerly
                                      known as POKAGON OFFICE SERVICES,
                                      INC.

                                      By: /s/
                                          ______________________________________
                                      Name: ____________________________________
                                      Title: ___________________________________


                                      ESI RISK MANAGEMENT AGENCY, INC., an
                                      Arizona corporation

                                      By: /s/
                                          ______________________________________
                                      Name: ____________________________________
                                      Title: ___________________________________


                                      EMPLOYEE SOLUTIONS OF ALABAMA, INC., an
                                      Alabama corporation

                                      By: /s/
                                          ______________________________________
                                      Name: ____________________________________
                                      Title: ___________________________________


                                      GCK ENTERTAINMENT SERVICES I, INC., a
                                      Delaware corporation

                                      By: /s/
                                          ______________________________________
                                      Name: ____________________________________
                                      Title: ___________________________________


                                      TALENT, ENTERTAINMENT AND MEDIA
                                      SERVICES, INC., a Delaware corporation

                                      By: /s/
                                          ______________________________________
                                      Name: ____________________________________
                                      Title: ___________________________________

                 CONSENT TO AMENDED AND RESTATED LOAN AGREEMENT

               With respect to the Commitment, as defined in the foregoing Amended and Restated Loan Agreement dated October 21, 1997, Bank One, Arizona, NA, a national banking association ("Bank") and THE FIRST NATIONAL BANK OF CHICAGO, a national banking association ("FNBC"), assignee of NBD Bank, a Michigan banking corporation, have entered into that certain Participation Agreement dated August 1, 1996 (the "FNBC Participation Agreement").

               FNBC hereby consents to, and approves, the foregoing Amended and Restated Loan Agreement to which this Consent to Amended and Restated Loan Agreement is attached.

Dated: October 21, 1997.


THE FIRST NATIONAL BANK OF CHICAGO,
a national banking association

By: /s/
    ______________________________________
Name: ____________________________________
Title: ___________________________________